UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 8, 2017

Blue Buffalo Pet Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 River Road
Wilton, CT 06897
(Address of Principal Executive Offices) (Zip Code)
(203) 762-9751
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 8, 2017, Blue Buffalo Pet Products, Inc. (the “Company”) issued a press release announcing the results of the Company for the second quarter ended June 30, 2017. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.
As permitted by General Instruction B.2 of Form 8-K, information that is furnished shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information and exhibit in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
The Company also announced that its Board of Directors has authorized the repurchase of up to $50.0 million of its common stock beginning August 10, 2017. Under the repurchase program, the Company is authorized to repurchase shares through open market purchases, privately-negotiated transactions or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934. The repurchase program has no time limit, however, the Company expects to complete the repurchase program by December 31, 2017. The repurchase program may also be modified, suspended or discontinued at any time. The number of shares to be purchased and the timing of purchases will be based on the level of the Company’s cash balances, general business and market conditions, and other factors, including legal requirements, debt covenant restrictions, and alternative investment opportunities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Blue Buffalo Pet Products, Inc. dated August 8, 2017, announcing results for the second quarter ended June 30, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ William Bishop, Jr.
Name:	William Bishop, Jr.
Title:	Chief Executive Officer and President
Date: August 8, 2017

Index to Exhibits

Exhibit No.	Description

99.1	Press Release issued by Blue Buffalo Pet Products, Inc. dated August 8, 2017, announcing results for the second quarter ended June 30, 2017.